                                                                     EXHIBIT 4.2



                [FORM OF SUBORDINATED DEBT SECURITIES INDENTURE]



                             NOBLE AFFILIATES, INC.



                                       TO



                              [INDENTURE TRUSTEE],
                                   as Trustee

                               -----------------


                                   INDENTURE

                        Dated as of ___________ __, ____


                               -----------------


                 [Description of Subordinated Debt Securities]

                 ---------------------------------------------

                             Noble Affiliates, Inc.
                 Reconciliation and tie between Trust Indenture
             Act of 1939 and Indenture, dated as of _______________


Trust Indenture
  Act Section                                                       Indenture Section
Section  310(a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . .         609
         (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         609
         (a)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable
         (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable
         (a)(5)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         609
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         608, 610
         (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable

Section  311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         613
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         613
         (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable

Section  312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         701, 702
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         702
         (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         702

Section  313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         703
         (b)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         703
         (b)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         703
         (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         703
         (d)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         703

Section  314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         704
         (a)(4)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         102, 1005
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable
         (c)(1)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         102
         (c)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         102
         (c)(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         1503
         (d)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable
         (e)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         102
         (f)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         102, 1005

Section  315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         601
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         602
         (c)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         601
         (d)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         601
         (e)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         514

Section  316(a) (last sentence)    . . . . . . . . . . . . . . . . . .         101
         (a)(1)(A) . . . . . . . . . . . . . . . . . . . . . . . . . .         502, 512
         (a)(1)(B) . . . . . . . . . . . . . . . . . . . . . . . . . .         513
         (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         Not Applicable
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         508
         (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         104

Section  317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . .         503
         (a)(2)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         504
         (b)     . . . . . . . . . . . . . . . . . . . . . . . . . . .         1003

Section  318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . .         107
         (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         Various Sections
         (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         107


----------------

  Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                                                    TABLE OF CONTENTS
                                                                                                                     Page

PARTIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

RECITALS OF THE COMPANY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE ONE               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION   . . . . . . . . . . . . . . . . .   2
        Section 101.      Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                          Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Affiliate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Authenticating Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Authorized Newspaper  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Bearer Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Board of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Board Resolution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
                          Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Company Request" or "Company Order  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Consolidated Net Tangible Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Corporate Trust Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Corporation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          coupon  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Defeasance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Defeasible Series   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                          Depositary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Global Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Holder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Interest Payment Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Issue Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Maturity,   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Officers' Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Original Issue Discount Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                          Outstanding   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                          Permanent Global Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

                                                                                                                     Page
                                                                                                                     ----
                          Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Place of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Predecessor Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Redemption Date,  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Redemption Price,   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Registered Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Regular Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Responsible Officer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Restricted Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                          Security Register" and "Security Registrar  . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Special Record Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Stated Maturity   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                          Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Section 102.      Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Section 103.      Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   9
        Section 104.      Acts of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
        Section 105.      Notices, Etc., to Trustee and Company   . . . . . . . . . . . . . . . . . . . . . . . . . .  12
        Section 106.      Notice to Holders; Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
        Section 107.      Conflict with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 108.      Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 109.      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 110.      Separability Clause   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 111.      Benefits of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 112.      Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
        Section 113.      Interest Limitation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
        Section 114.      Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
        Section 115.      Rules by Trustee, Paying Agent and Registrar  . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE TWO               SECURITY FORMS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        Section 201.      Forms Generally   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        Section 202.      Form of Face of Registered Security   . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
        Section 203.      Form of Reverse of Security   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
        Section 204.      Form of Legend for Global Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
        Section 205.      Form of Trustee's Certificate of Authentication   . . . . . . . . . . . . . . . . . . . . .  24
        Section 206.      Form of Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
        Section 207.      Form of Election to Convert   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

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ARTICLE THREE             THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        Section 301.      Title and Terms   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
        Section 302.      Denominations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        Section 303.      Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . . . . . .  29
        Section 304.      Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
        Section 305.      Registration, Registration of Transfer and Exchange   . . . . . . . . . . . . . . . . . . .  33
        Section 306.      Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . . . . . . .  35
        Section 307.      Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . . . . .  36
        Section 308.      Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
        Section 309.      Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
        Section 310.      Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 311.      CUSIP Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
        Section 312.      Book-Entry Provisions for Global Security   . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE FOUR              SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Section 401.      Satisfaction and Discharge of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . .  40
        Section 402.      Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
        Section 403.      Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

ARTICLE FIVE              REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 501.      Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
        Section 502.      Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . . . .  44
        Section 503.      Collection of Indebtedness and Suits for Enforcement by Trustee   . . . . . . . . . . . . .  45
        Section 504.      Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
        Section 505.      Trustee May Enforce Claims Without Possession of Securities   . . . . . . . . . . . . . . .  46
        Section 506.      Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
        Section 507.      Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
        Section 508.      Unconditional Right of Holders to Receive Principal, Premium and Interest and to
                          Convert   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Section 509.      Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Section 510.      Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Section 511.      Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Section 512.      Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
        Section 513.      Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
        Section 514.      Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
        Section 515.      Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE SIX               THE TRUSTEE   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 601.      Certain Duties and Responsibilities   . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 602.      Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
        Section 603.      Certain Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
        Section 604.      Not Responsible for Recitals or Issuance of Securities  . . . . . . . . . . . . . . . . . .  52
        Section 605.      May Hold Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

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        Section 606.      Money Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        Section 607.      Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
        Section 608.      Disqualification; Conflicting Interests   . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Section 609.      Corporate Trustee Required; Eligibility   . . . . . . . . . . . . . . . . . . . . . . . . .  53
        Section 610.      Resignation and Removal; Appointment of Successor   . . . . . . . . . . . . . . . . . . . .  54
        Section 611.      Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . . . . . .  55
        Section 612.      Merger, Conversion, Consolidation or Succession to Business   . . . . . . . . . . . . . . .  55
        Section 613.      Preferential Collection of Claims Against Company   . . . . . . . . . . . . . . . . . . . .  55
        Section 614.      Appointment of Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE SEVEN             HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY   . . . . . . . . . . . . . . . . . . . .  57
        Section 701.      Company to Furnish Trustee Names and Addresses of Holders   . . . . . . . . . . . . . . . .  57
        Section 702.      Preservation of Information; Communications To Holders  . . . . . . . . . . . . . . . . . .  58
        Section 703.      Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
        Section 704.      Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE EIGHT             CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . . . . . . . . . . . . . . . . .  59
        Section 801.      Company May Consolidate, Etc., Only on Certain Terms  . . . . . . . . . . . . . . . . . . .  59
        Section 802.      Successor Corporation Substituted   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE NINE              SUPPLEMENTAL INDENTURES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
        Section 901.      Supplemental Indentures Without Consent of Holders  . . . . . . . . . . . . . . . . . . . .  60
        Section 902.      Supplemental Indentures With Consent of Holders   . . . . . . . . . . . . . . . . . . . . .  61
        Section 903.      Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        Section 904.      Effect of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
        Section 905.      Conformity with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        Section 906.      Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . . . . . .  63

ARTICLE TEN               COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        Section 1001.     Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . . . . .  63
        Section 1002.     Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
        Section 1003.     Money for Security Payments to Be Held in Trust   . . . . . . . . . . . . . . . . . . . . .  65
        Section 1004.     Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
        Section 1005.     Statement by Officers as to Default   . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
        Section 1006.     Waiver of Certain Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

ARTICLE ELEVEN            REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        Section 1101.     Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        Section 1102.     Election to Redeem; Notice to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . .  67
        Section 1103.     Selection by Trustee of Securities to Be Redeemed   . . . . . . . . . . . . . . . . . . . .  67
        Section 1104.     Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
        Section 1105.     Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69

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        Section 1106.     Securities Payable on Redemption Date   . . . . . . . . . . . . . . . . . . . . . . . . . .  69
        Section 1107.     Securities Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
        Section 1108.     Purchase of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
        Section 1109.     Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70

ARTICLE TWELVE            SINKING FUNDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
        Section 1201.     Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
        Section 1202.     Satisfaction of Sinking Fund Payments with Securities   . . . . . . . . . . . . . . . . . .  71
        Section 1203.     Redemption of Securities for Sinking Fund   . . . . . . . . . . . . . . . . . . . . . . . .  71

ARTICLE THIRTEEN          CONVERSION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
        Section 1301.     Applicability; Conversion Privilege and Conversion Price  . . . . . . . . . . . . . . . . .  72
        Section 1302.     Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
        Section 1303.     Fractions of Shares   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
        Section 1304.     Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
        Section 1305.     Notice of Adjustments of Conversion Price   . . . . . . . . . . . . . . . . . . . . . . . .  77
        Section 1306.     Notice of Certain Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
        Section 1307.     Company to Reserve Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
        Section 1308.     Taxes on Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
        Section 1309.     Covenant as to Common Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
        Section 1310.     Cancellation of Converted Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
        Section 1311.     Provisions in Case of Consolidation, Merger or Sale of Assets   . . . . . . . . . . . . . .  79
        Section 1312.     Responsibility of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

ARTICLE FOURTEEN          SUBORDINATION OF SECURITIES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
        Section 1401.     Securities Subordinate to Senior Indebtedness   . . . . . . . . . . . . . . . . . . . . . .  80
        Section 1402.     Payment Over of Proceeds Upon Dissolution, Etc  . . . . . . . . . . . . . . . . . . . . . .  80
        Section 1403.     Prior Payment to Senior Indebtedness Upon Acceleration of Securities  . . . . . . . . . . .  81
        Section 1404.     No Payment When Senior Indebtedness in Default  . . . . . . . . . . . . . . . . . . . . . .  82
        Section 1405.     Payment Permitted if No Knowledge of Default  . . . . . . . . . . . . . . . . . . . . . . .  83
        Section 1406.     Subrogation to Rights of Holders of Senior Indebtedness   . . . . . . . . . . . . . . . . .  83
        Section 1407.     Provisions Solely to Define Relative Rights   . . . . . . . . . . . . . . . . . . . . . . .  83
        Section 1408.     Trustee to Effectuate Subordination   . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
        Section 1409.     No Waiver of Subordination Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . .  84
        Section 1410.     Notice to Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
        Section 1411.     Reliance on Judicial Order or Certificate of Liquidating Agent  . . . . . . . . . . . . . .  85
        Section 1412.     Trustee Not Fiduciary for Holders of Senior Indebtedness  . . . . . . . . . . . . . . . . .  85
        Section 1413.     Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights  . . .  86
        Section 1414.     Article Applicable to Paying Agents   . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
        Section 1415.     Certain Conversions Deemed Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
        Section 1416.     Trust Moneys Not Subordinated   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

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ARTICLE FIFTEEN           DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
        Section 1501.     Company's Option to Effect Defeasance or Covenant Defeasance  . . . . . . . . . . . . . . .  87
        Section 1502.     Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
        Section 1503.     Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
        Section 1504.     Conditions to Defeasance or Covenant Defeasance   . . . . . . . . . . . . . . . . . . . . .  88
        Section 1505.     Deposited Money and U.S. Government Obligations to be Held in Trust; Other
                          Miscellaneous Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
        Section 1506.     Reinstatement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90

                 INDENTURE, dated as of ___________ __, ____, between NOBLE AFFILIATES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), having its principal office at 110 West Broadway, Ardmore, Oklahoma 73401, and _________________________________________________, a ___________________
______________, as Trustee (the "Trustee").

                            RECITALS OF THE COMPANY

                 The Company has duly authorized the creation of an issue of its [Description of Subordinated Debt Securities] (the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                 All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

                 NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 101.     Definitions.

                 For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, or defined by Commission rule under the Trust Indenture Act, have the meanings assigned to them therein;

                 (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                 (4) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture; and

                 (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                 Certain terms, used principally in Article Six, are defined in that Article.

                 "Act," when used with respect to any Holder, has the meaning specified in Section 104.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "Authenticating Agent" means any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.

                 "Authorized Newspaper" means a newspaper, in the English language or an official language of the country of publication, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

                 "Bearer Security" means any Security in the form established pursuant to Section 201 which is payable to bearer, including, without limitation, unless the context otherwise indicates, a Security in temporary or permanent global bearer form.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or Dallas, Texas are authorized or obligated by law or executive order to close.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Common Stock" initially means the class designated as Common Stock, par value $3.33 1/3 per share, of the Company as of the date hereof.

                 "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person, and in each case shall include any other obligor upon the Securities.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Consolidated Net Tangible Assets" means the total amount of assets included in the consolidated balance sheet of the Company and its Restricted Subsidiaries, prepared in accordance with generally accepted accounting principles (and as of a date not more than 90 days prior to the date as of which Consolidated Net Tangible Assets are to be determined) (less depreciation, depletion, valuation and other reserves) after deducting:

                 (i)      all current liabilities;

                 (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles;

                 (iii) investments in and advances to Subsidiaries that are not Restricted Subsidiaries; and

                 (iv)     minority interests in the equity of Restricted
                          Subsidiaries.

                 "Corporate Trust Office" means the principal office of the Trustee at __________________________________at which its corporate trust business shall be administered.

                 "Corporation" means a corporation, partnership, association, company, joint-stock company or business trust.

                 "coupon" means any interest coupon appertaining to a Bearer Security.

                 "Covenant Defeasance" has the meaning specified in Section
1503.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Defeasance" has the meaning specified in Section 1502.

                 "Defeasible Series" has the meaning specified in Section 1501.

                 "Depositary" means, with respect to the Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated in Section 301.

                 "Event of Default" has the meaning specified in Section 501.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 "Global Security" means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to the Depositary for such Securities or a nominee thereof. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Securities will be issued in definitive form (the "Permanent Global Securities").

                 "Holder", when used with respect to any Security, means in the case of a Registered Security the Person in whose name the Security is registered in the Security Register and in the case of a Bearer Security the bearer thereof and, when used with respect to any coupon, means the bearer of thereof.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                 "interest," when used with respect to an Original Issue Discount Security which by its term bears interest only after Maturity, means interest payable after Maturity.

                 "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                 "Issue Date" means ___________ __, ____.

                 "Maturity," when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

                 "Officers' Certificate" means a certificate signed by the principal executive officer and the principal financial officer or principal accounting officer, of the Company, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

                 "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to
Section 502.

                 "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities in accordance with the terms of this Indenture; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                 (iii) Securities as to which Defeasance has been effective pursuant to Section 1502; and

                 (iv) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) the principal amount of a Security denominated in one or more foreign currencies or currency units shall be the U.S. dollar equivalent, determined in the manner provided as contemplated by Section 301 on the date of original issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in Clause (A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company.

                 "Permanent Global Securities" has the same definition as assigned under the definition of "Global Security."

                 "Person" means any individual, Corporation or government or any agency or political subdivision thereof.

                 "Place of Payment" when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest of the Securities of that series are payable as specified as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                 "Registered Security" means any Security in the form established pursuant to Article Two which is registered in the Security Register.

                 "Regular Record Date" for the interest payable on any Interest Payment Date means the date specified for that purpose as contemplated by
Section 301.

                 "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, the treasurer, the cashier, any trust officer or assistant trust officer or the controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Restricted Subsidiary" means any Subsidiary of the Company the assets of which comprise in excess of fifteen percent (15%) of total consolidated assets of the Company and its consolidated Subsidiaries as included in the latest audited consolidated balance sheet contained in the latest annual report sent to the Company's shareholders.

                 "Securities" has the meaning set forth in the recitals of this Indenture.

                 "Security" means any of the Securities.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                 "Senior Indebtedness" means the principal of and premium, if any, and unpaid interest on the following, whether outstanding at the date hereof or thereafter incurred or created: (i) indebtedness of the Company for money borrowed (including purchase money obligations) evidenced by notes or other written obligations; (ii) indebtedness of the Company evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or other similar instrument; (iii) obligations of the Company as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transaction; (iv) obligations of the Company in respect of letters of credit issued for its account and swaps of interest rates (and other interest rate hedging agreements) to which the Company is a party; (v) indebtedness of others of any of the kinds described in the preceding clauses
(i) through (iv) assumed or guaranteed by the Company and (vi) renewals, extensions and refundings of, and indebtedness and obligations of a successor Person issued in exchange for or in replacement of, indebtedness or obligations of the kind described in the preceding clauses (i) through (v); provided, however, that the following shall not constitute Senior Indebtedness: (a) any indebtedness or obligation which by its terms refers explicitly to the Securities issued hereunder or other subordinated debt and states that such indebtedness and obligation shall not be senior in right of payment thereto;
(b) any indebtedness or obligation of the Company in respect of the Securities and (c) any indebtedness or obligation of the Company to any Subsidiary.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                 "Stated Maturity," when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

                 "Subsidiary" means a Corporation more than 50% of the outstanding voting stock or other voting or managing ownership interest of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act is amended after such date, Trust Indenture Act means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 102.     Compliance Certificates and Opinions.

                 Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, where applicable in conjunction with this Indenture, shall comply with the requirements set forth in the Trust Indenture Act, including, but not necessarily limited to:

                 (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.     Form of Documents Delivered to Trustee.

                 In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.     Acts of Holders.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (c) The ownership of Securities shall be proved by the Security Register.

                 (d) The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may be proved by the production of such Bearer Securities or by a certificate executed, as depositary, by any trust company, bank, banker or other depositary, wherever situated, if such certificate shall be deemed by the Trustee to be satisfactory, showing that at the date therein mentioned such Person had on deposit with such depositary or exhibited to it, the Bearer Securities therein described; or such facts may be proved by the certificate of the Person holding such Bearer Securities, if such certificate or affidavit is deemed by the Trustee to be satisfactory. The Trustee and the Company may assume that such ownership of any Bearer Security continues until (i) another certificate bearing a later date issued in respect of the same Bearer Security is produced, (ii) such Bearer Security is produced to the Trustee by some other Person, (iii) such Bearer Security is surrendered in exchange for a Registered Security or (iv) such Bearer Security is no longer Outstanding. The principal amount and serial numbers of Bearer Securities held by any Person, and the date of holding the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                 (f) The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities of such series. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. With regard to any action that may be given or taken hereunder only by Holders of a requisite principal amount of Outstanding Securities of any series (or their duly appointed agents) and for which a record date is set pursuant to this paragraph, the Company may, at its option, set an expiration date after which no such action purported to be given or taken by any Holder shall be effective hereunder unless given or taken on or prior to such expiration date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents). On or prior to any expiration date set pursuant to this paragraph, the Company may, on one or more occasions at its option, extend such date to any later date. Nothing in this paragraph shall prevent any Holder (or any duly appointed agent thereof) from giving or taking, after any such expiration date, any action identical to, or, at any time, contrary to or different from, the action or purported action to which such expiration date relates, in which event the Company may set a record date in respect thereof pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any action taken at any time by the Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is so taken. Notwithstanding the foregoing or the Trust Indenture Act, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

                 (g) Upon receipt by the Trustee from any Holder of Securities of a particular series of (i) any written notice of default or breach referred to in Section 501(4) or 501(5) with respect to Securities of such series, if such default or breach has occurred and is continuing and the Trustee shall not have given such written notice to the Company, (ii) any declaration of acceleration referred to in Section 502, if an Event of Default with respect to Securities of such series has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 512 with respect to Securities of such series, if the Trustee shall not have taken the action specified in such direction, then a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders of Outstanding Securities of such series entitled to join in such notice, declaration or direction, which record date shall be the close of business on the tenth day following the day on which the Trustee receives such notice, declaration or direction. Promptly after such receipt by the Trustee, and in any case not later than the fifth day thereafter, the Trustee shall notify the Company and the Holders of Outstanding Series of such series of any such record date so fixed. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph. Nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents) of the requisite principal amount of Outstanding Securities of the relevant series on the date such notice, declaration or direction is so given.

                 (h) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 105.     Notices, Etc., to Trustee and Company.

                 Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
         _____________________________, or

                 (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

Section 106.     Notice to Holders; Waiver.

                 Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) (i) to Holders of Registered Securities if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date (if any), prescribed for the giving of such notice, and (ii) to Holders of Bearer Securities if published in an Authorized Newspaper in the City of New York and London or other capital city in Western Europe and in such other city or cities as may be specified in such Bearer Securities on a Business Day at least twice, the first such publication to be not earlier than the earliest date (if any), and not later than the latest date (if any), prescribed for the giving of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent or co-registrar. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case in which notice to Holders of Registered Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Registered Security, shall effect the sufficiency of such notice with respect to other Holders of Registered Securities or the sufficiency of any notice to Holders of Bearer Securities given as provided herein.

                 In case by reason of the suspension of any Authorized Newspaper or Authorized Newspapers or by reason of any other cause it shall be impracticable to publish any notice to Holders of Bearer Securities as provided above, then such notification to Holders of Bearer Securities as shall be made with the approval of the Trustee for such Securities shall constitute sufficient notice to such Holders for every purpose hereunder. Neither the failure to give notice by publication to Holders of Bearer Securities as provided above, not any defect in any notice so published, shall effect the sufficiency of any notice to Holder of Registered Securities given as provided herein.

Section 107.     Conflict with Trust Indenture Act.

                 If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. The provisions of the Trust Indenture Act that impose duties on any Person (including provisions automatically deemed included in the Indenture unless the Indenture provides that such provisions are excluded) are a part of and govern this Indenture, whether or not physically contained herein, shall be deemed retroactively to govern this Indenture, and prospectively to govern this Indenture and shall be deemed retroactively to amend and supersede inconsistent provisions in this Indenture. The foregoing provisions of this Section shall not be deemed to effect the inclusion (by retroactive amendment or otherwise) in the text of this Indenture of any of the optional provisions contemplated by the Trust Indenture Act.

Section 108.     Effect of Headings and Table of Contents.

                 The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.     Successors and Assigns.

                 All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.     Separability Clause.

                 In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.     Benefits of Indenture.

                 Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.     Governing Law.

                 THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

Section 113.     Interest Limitation.

                 It is the intention of the Company to conform strictly to all applicable usury laws and any subsequent revisions, repeals or judicial interpretations thereof. Accordingly, if the transactions contemplated hereby would be usurious under any applicable law then, in that event, notwithstanding anything to the contrary in the Securities or this Indenture, it is agreed as follows: (i) the aggregate of all consideration which constitutes or is deemed to constitute interest under applicable law that is contracted for, taken, reserved, charged, collected or received under a Security or this Indenture or otherwise in connection with such Security shall under no circumstances exceed the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall have been paid in full, refunded to the Company); and (ii) in the event that the maturity of any Security is accelerated or in the event of any redemption or in the event of any conversion of such Security, then such consideration that constitutes or is deemed to constitute interest under applicable law may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in this Indenture or such Security or otherwise shall be cancelled automatically as of the date of such acceleration, redemption or conversion and, if theretofore paid, shall be credited to the principal amount of such Security (or, if the principal amount of such Security shall have been paid in full, refunded by such Holder to the Company), to the extent permitted by applicable law. All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged, collected or received under any Security or under this Indenture or otherwise in connection with such Security for the purpose of determining whether such rate exceeds the maximum amount allowed by applicable law shall be made, to the extent permitted by such applicable law, by amortizing, prorating, allocating and spreading during the period of the full term of such Security all interest any time contracted for, taken, reserved, charged or received by such Holder or by the Trustee on behalf of any such Holder in connection therewith so that the amount or rate of interest charged for any and all periods of time during the term of the Security is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in this Indenture or any Security to "applicable law" when used in the context of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

                 The Trustee and any Paying Agent shall have no responsibility to determine whether any payments with respect to the Securities are in compliance with any applicable usury laws and subsequent revisions, repeals or judicial interpretations thereof. Notwithstanding any provision of this Indenture or the Securities, the Trustee and any Paying Agent may continue to make payments on the Securities without regard to the application of this
Section 113 unless and until it shall have received from the Company, in conformity with Sections 102 and 103 of this Indenture, (1) an Opinion of Counsel to the effect that, as the result of a final judicial interpretation by a court of competent jurisdiction, any payments with respect to the Securities will exceed the maximum amount allowed by applicable law and that any direction to the Trustee by the Company for action under this Section 113 is in compliance with all applicable laws and the provisions of this Indenture and the Securities and (2) an Officers' Certificate setting forth the action required to be taken with respect to the Securities pursuant to this Section 113, together with any computations or calculations with respect thereof, and stating that such action is in compliance with the provisions of this Indenture and the Securities.

Section 114.     Legal Holidays.

                 In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) or conversion of the Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, or on such last day for conversion, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 115.     Rules by Trustee, Paying Agent and Registrar.

                 The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

                                  ARTICLE TWO

                                 SECURITY FORMS

Section 201.     Forms Generally.

                 The Registered Securities, if any, of each series and the Bearer Securities, if any, of each series and related coupons appertaining thereto and the Trustee's certificates of authentication shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities and coupons appertaining thereto, if any, as evidenced by their execution of the Securities and coupons appertaining thereto, if any. If temporary Securities of any series are issued in global form as permitted by Section 304, the form thereof shall be established as provided in the preceding sentence. If the form of Securities of any series and coupons appertaining thereto, if any, is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities (or any such temporary global security) and coupons appertaining thereto, if any.

                 Unless otherwise specified as contemplated by Section 301, Bearer Securities shall have interest coupons appertaining thereto attached.

                 The definitive Securities and coupons appertaining thereto, if any, shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202.     Form of Face of Registered Security.

                             NOBLE AFFILIATES, INC.

                 [Description of Subordinated Debt Securities]

No. _________________                                      $ _________________


                 NOBLE AFFILIATES, INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ______________________________________

____________________ Dollars on ___________ __, ____, and to pay interest thereon from ___________ __, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on _______________ and _______________, in each year, commencing ___________, at the rate of ___% per annum, until the principal hereof is paid or made available for payment. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the _____________ or ______________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal and interest by check payable in such money. At the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                 Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. The Indenture includes limitations on the right of the Holder to institute a proceeding, judicial or otherwise, with respect to the Indenture, for the appointment of a receiver or trustee, or for any other remedy under the Indenture.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                                                    NOBLE AFFILIATES, INC.


Attest:
                                                          By:___________________
__________________



Section 203.     Form of Reverse of Security.

                 This Security is one of a duly authorized issue of Securities of the Company designated as its [Description of Subordinated Debt Securities] (herein called the "Securities"), limited in aggregate principal amount to $___________________(subject to an increase of to up to $_____________
aggregate principal amount), issued and to be issued under an Indenture, dated as of ___________ __, ____ (herein called the "Indenture"), between the Company and ______________________________________________________, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                [If applicable, insert the following paragraph.]

                 Subject to the provisions of the Indenture, the Holder hereof has the right, at his option, at any time prior to maturity, to convert the principal amount of this Security (or any portion of the principal amount hereof which is an integral multiple of $1,000) into fully paid and nonassessable shares of Common Stock of the Company at the conversion price of $_____ of principal amount of this Security per share of Common Stock, subject to such adjustment, if any, of the conversion price and the securities or other property issuable upon conversion as may be required by the provisions of the Indenture (except that, in case this Security (or any portion hereof) shall be called for redemption before maturity, such right shall terminate at the close of business on the Redemption Date for this Security (or such portion hereof), unless in any such case the Company shall default in payment due upon such redemption), but only upon surrender of this Security for the purpose of such conversion to the Company at the designated office or agency of the Company in New York, New York or any other office or agency designated by the Company for such purpose pursuant to the provisions of the Indenture, accompanied by written notice that the Holder elects to convert this Security or any portion hereof and specifying the name or names (with address or addresses) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company or the Trustee) by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered Holder or his duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to the provisions of the Indenture and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted. Subject to the aforesaid requirement with respect to payment in the event of conversion after the close of business on a Regular Record Date, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion; provided, however, that upon a call for redemption by the Company, accrued and unpaid interest to the Redemption Date shall be payable with respect to Notes converted after the redemption call and on or prior to the Redemption Date. No fractional shares are issuable upon any conversion, but in lieu thereof the Company shall pay therefor in cash as provided in the Indenture.

                [If applicable, insert the following paragraph.]

                 The Securities are not otherwise subject to redemption prior to maturity and no sinking fund is provided for the Securities.

                [If applicable, insert the following paragraph.]

                 The Securities are subject to redemption upon not less than 15 nor more than 60 days' notice by first- class mail, postage prepaid, at any time on or after ___________ __, ____, as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): if redeemed during the 12 month period beginning __________ of the years indicated,

        REDEMPTION                                         REDEMPTION
        ----------                                         ----------
       YEAR     PRICE                                     YEAR     PRICE
       ----     -----                                     ----     -----




and thereafter at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

                [If applicable, insert the following paragraph.]

                 In the event of redemption or conversion of this Security in part only, a new Security or Securities for the unredeemed or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

                 Under certain circumstances involving a Change in Control (as defined in the Indenture), the Company may be required to offer to purchase the Securities at a purchase price as determined in the Indenture.

                 The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness of the Company or provision for such payment, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by his acceptance hereof, agrees to and shall be bound by such provisions of the Indenture and authorizes and directs the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

                 If an Event of Default, as defined in the Indenture, shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture contains provisions for defeasance at any time of ((1) the entire indebtedness of this Security or (2)) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

        [If the Security is not an Original Issue Discount Security,
                      insert the following paragraph.]

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                [If the Security is an Original Issue Discount Security, insert the following paragraph.]

                 If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal [insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 The Indenture provides that no Holder of any Security may enforce any remedy under the Indenture except in the case of failure of the Trustee to act after notice of default and after request by the Holders of 25% in principal amount of the Outstanding Securities and the offer and, if requested, provision to the Trustee of reasonable indemnity satisfactory to the Trustee; provided, however, that such provision shall not prevent the Holder hereof from enforcing payment of the principal of or interest on this Security after the same shall have become due.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, subject to the subordination provisions, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar and duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 It is the intention of the Company to conform strictly to all applicable usury laws and any subsequent revisions, repeals or judicial interpretations thereof. Accordingly, if the transactions contemplated hereby or in the Indenture would be usurious under any applicable law then, in that event, notwithstanding anything to the contrary in this Security or the Indenture, it is agreed as follows: (i) the aggregate of all consideration which constitutes or is deemed to constitute interest under applicable law that is contracted for, taken, reserved, charged, collected or received under this Security and pursuant to the Indenture or otherwise in connection with this Security shall under no circumstances exceed the maximum amount allowed by applicable law, and any excess shall be credited to the principal amount of this Security (or, if the principal amount of this Security shall have been paid in full, refunded to the Company); and (ii) in the event that the maturity of this Security is accelerated or in the event of any redemption of this Security or in the event of any conversion of this Security, then such consideration that constitutes or is deemed to constitute interest under applicable law may never include more than the maximum amount allowed by applicable law, and excess interest, if any, provided for in the Indenture or this Security or otherwise shall be cancelled automatically as of the date of such acceleration, redemption or conversion and, if theretofore paid, shall be credited to the principal amount of this Security (or, if the principal amount of this Security shall have been paid in full, refunded by the Holder of this Security to the Company). All calculations made to compute the rate of interest that is contracted for, taken, reserved, charged, collected or received under this Security or under the Indenture or otherwise in connection with this Security for the purpose of determining whether such rate exceeds the maximum amount allowed by applicable law shall be made, to the extent permitted by such applicable law, by amortizing, prorating, allocating and spreading during the period of the full term of this Security all interest at any time contracted for, taken, reserved, charged or received by the Holder of this Security or by the Trustee on behalf of the Holder of this Security in connection therewith so that the amount or rate of interest charged for any and all periods of time during the term of this Security is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then, unless prohibited by law, references in this Security to "applicable law", when used in the context of determining the maximum interest or rate of interest that can be charged, shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

                 This Security and the rights of the Holder hereof shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.



Date:                       Your Signature:
       -------------------                 -----------------------------------
                                           (Sign exactly as your name appears
                                           on the other side of this Security)

Your Social Security or
Tax Identification Number:
                            --------------------------------------------------

Signature Guarantee:
                      --------------------------------------------------------

Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Section 204.     Form of Legend for Global Securities.

                 Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

                 This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

Section 205.     Form of Trustee's Certificate of Authentication.

                 This is one of the Securities referred to in the within-mentioned Indenture.

                              [INDENTURE TRUSTEE],
                               as Trustee



                               By
                                 ------------------------------------
                                 Authorized Signatory

Section 206.     Form of Assignment.

                                   ASSIGNMENT

For value received ____________________________________________________ hereby sell(s), assign(s) and transfer(s) unto ______________________________________,
___________________________________________________ _______________ [Please
insert social security or other identifying number of assignee], the within Security, hereby irrevocably constituting and appointing ______________________ _____________________________________________ attorney to transfer the said
Security on the books of the Company, with full power of substitution in the premises.

Date: ____________________________   _________________________________________
                                     Signature(s)

                                     Note: The signature(s) to this assignment must correspond with the name as it appears upon the face of the within Security in every particular, without alteration, or enlargement or any change whatever.


________________________________________
Signature Guarantee

Note: Signature(s) must be guaranteed by an eligible guarantor institution meeting the requirements of the Trustee, which requirements will include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                 [If applicable, insert the following Section.]

Section 207.     Form of Election to Convert.

To Noble Affiliates, Inc.

                 The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion below designated, into shares of Common Stock of Noble Affiliates, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

Portion of Security to be
converted ($1,000 or an
integral multiple thereof):
$
 --------------------------            ---------------------------------------
                                       Signature (for conversion only) Please
                                       Print or Type Name and Address,
                                       Including Zip Code, and Social Security
                                       or Other Identifying Number:

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                                 ARTICLE THREE

                                 THE SECURITIES

Section 301.     Title and Terms.

                 The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to the sum of (a) $______________ and (b) such aggregate principal amount (which may not exceed $______________ aggregate principal amount) of Securities as shall be purchased by the "Underwriters" on the "Option Closing Date" (both as defined in the Underwriting Agreement) pursuant to and in accordance with the terms and provisions of the Underwriting Agreement, dated ___________ __, ____, between the Company and ________________________________________[, as
representative of the several underwriters], except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 304, 305, 306, 906, 1107 or 1301.

                 The Securities shall be known and designated as the [Description of Subordinated Debt Securities] of the Company. Their Stated Maturity shall be ___________ __, ____ and they shall bear interest at the rate of ___% per annum, from ___________ __, ____ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semiannually on ____________ and _______________, commencing ___________, ____, until the principal thereof is paid or made available for payment.

                 The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

       The Securities shall be redeemable as provided in Article Eleven.

                [If applicable, insert the following paragraph.]

      The Securities shall be convertible as provided in Article Thirteen.

                 The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Fourteen.

                 Additionally, there shall be established in or pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                 (a) whether Securities of the series are to be issuable as Registered Securities, Bearer Securities or both, whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form or otherwise, with or without coupons appertaining thereto and, if so, whether beneficial owners of interests in any such permanent Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 305, and the Depositary for any Global Security or Securities;

                 (b) the manner in which, or the Person to whom, any interest on any Bearer Security of the series shall be payable, if otherwise than upon presentation and surrender of the coupons appertaining thereto as they severally mature and the extent to which, or the manner in which, any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in
Section 305;

                 (c) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities as of the series shall be issuable;

                 (d) the currency, currencies or currency units in which payments of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in
Section 101;

                 (e) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to an index, the manner in which such amounts shall be determined;

                 (f) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

                 (g) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to
Section 502;

                 (h) the applicability, nonapplicability, or variation, of Article Eight with respect to the Securities of such Series;

                 (i) if applicable, that the Securities of the series shall be subject to either or both of Defeasance or Covenant Defeasance as provided in Article Fifteen; provided that no series of Securities that is convertible into Common Stock as provided in Article Thirteen or convertible into or exchangeable for any other securities pursuant to Section 301(l) shall be subject to Defeasance pursuant to Section 1502;

                 (j) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstances other than those set forth in Section 305 in which any such Global Security may be transferred to, and registered and exchanged for Securities registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

                 (k) the terms and conditions, if any, pursuant to which the Securities are convertible into Common Stock of the Company pursuant to Article Thirteen, and variation thereof;

                 (l) the terms and conditions, if any, pursuant to which the Securities are convertible into or exchangeable for any other securities; and

                 (m) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
Section 901(5)). All Securities of any one series and the coupons appertaining to any Bearer Securities of such series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 303) set forth, or determined in the manner provided, in the Officers' Certificate referred to above or in any such indenture supplemental hereto.

                 If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

Section 302.     Denominations.

                 The Securities shall be issuable in such denominations as shall be specified as contemplated by Section 301. In the absence of any such specified denomination with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303.     Execution, Authentication, Delivery and Dating.

                 The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile. Coupons shall bear the facsimile signature of the Chairman of the Board, President, Treasurer or any Vice President of the Company.

                 Securities and coupons appertaining thereto bearing the manual or facsimile signatures of individuals who were at the time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                 At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series, together with any coupons appertaining thereto, executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise; provided, however, that, in connection with its sale, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security (other than a temporary Global Security in bearer form delivered as provided in Section 305) may be delivered outside the United States in connection with its original issuance and only if the Person entitled to receive such Bearer Security shall have furnished a certificate in the form set forth in Exhibit A to this Indenture, or in such other form of certificate as shall contain information then required by federal income tax laws and, if applicable, federal securities laws, dated no earlier than the date of certification (the "Date of Certification"). If any Security shall be represented by a permanent global Bearer Security, then, for purposes of this Section and Section 305, the notation of a beneficial owner's interest therein upon original issuance of such Security or upon exchange of a portion of a temporary Global Security shall be deemed to be delivery in connection with sale, during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations) of such beneficial owner's interest in such permanent Global Security. Except as permitted by Section 306, the Trustee shall not authenticate and deliver any Bearer Security unless all appurtenant coupons for interest then matured have been detached and cancelled. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

                 (a) if the form of such Securities has been established by or pursuant to one or more Board Resolutions as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;

                 (b) if the terms of such Securities have been established by or pursuant to one or more Board Resolutions as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture; and

                 (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 Notwithstanding the provisions of Section 301, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers' Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

                 Each Registered Security shall be dated the date of its authentication and each Bearer Security shall be dated as of the date of issuance of the first Bearer Security of such series to be issued.

                 No Security or coupons appertaining thereto shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security, or the Security to which such coupon appertains, a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

Section 304.     Temporary Securities.

                 Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued in registered form or, if authorized, in bearer form with one or more coupons appertaining thereto or without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. In the case of any series issuable as Bearer Securities, such temporary Securities may be in global form. A temporary Bearer Security shall be delivered only in compliance with the conditions set forth in
Section 303.

                 Except in the case of temporary Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor; provided however that no Bearer Security shall be issued in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security (including interests in a permanent Global Security) shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section 303.

                 Any temporary global Bearer Security and any permanent global Bearer Security shall, unless otherwise provided therein, be delivered to the London office of a depositary or common depositary (the "Common Depositary") for the benefit of [Euroclear and CEDEL S.A.] for credit to the respective accounts of the beneficial owners of such Securities (or to such other accounts as they may direct).

                 Without unnecessary delay but in any event not later than the date specified in, or determined pursuant to the terms of, any such temporary global Bearer Security of a series (the "Exchange Date"), the Company shall deliver to the Trustee definitive Securities of that series in aggregate principal amount equal to the principal amount of such temporary global Bearer Security, executed by the Company. On or after the Exchange Date such temporary global Bearer Security shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Securities of that series without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary global Bearer Security, a like aggregate principal amount of definitive Securities of the same series of authorized denominations and of like tenor as the portion of such temporary global Bearer Security to be exchanged; provided however, that unless otherwise specified in such temporary global Bearer Security, no such definitive Securities shall be delivered unless, upon such presentation by the Common Depositary, such temporary global Bearer Security is accompanied by a certificate dated the Exchange Date or a subsequent date and signed by [Euroclear] as to the portion of such temporary global Bearer Security held for its account then to be exchanged and a certificate dated the Exchange Date or a subsequent date and signed by [CEDEL S.A.] as to the portion of such temporary global Bearer Security held for its account then to be exchanged, each in the form set forth in Exhibit B to this Indenture. The definitive Securities to be delivered in exchange for any such temporary global Bearer Security shall be in bearer form, registered form, permanent global bearer form or permanent global registered form, or any combination thereof, as specified as contemplated by Section 301, and if any combination thereof is so specified, as requested by the beneficial owner thereof.

                 Unless otherwise specified in the temporary global Bearer Security, the interest of a beneficial owner of Securities of a series in a temporary global Bearer Security shall be exchanged on or after the Exchange Date for definitive Securities (and where the form of the definitive Securities is not specified by the Holder for an interest in a permanent Global Security) of the same series and of like tenor upon delivery by such beneficial owner to [Euroclear or CEDEL S.A.], as the case may be, of a certificate in the form set forth in Exhibit A to this Indenture dated no earlier than the Certification Date, copies of which certificate shall be available from the offices of [Euroclear and CEDEL S.A.], the Trustee, any Authenticating Agent appointed for such series of Securities and each Paying Agent. Unless otherwise specified in such temporary global Bearer Security, any exchange shall be made free of charge to the beneficial owners of such temporary global Bearer Security, except that a Person receiving definitive Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Securities in person at the office of [Euroclear or CEDEL S.A.]. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary global Bearer Security shall be delivered only outside the United States.

                 All Outstanding temporary Securities of any series shall in all respects entitled to the same benefits under this Indenture as definitive Securities of the same series and of like tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 301, interest payable on a temporary global Bearer Security on an Interest Payment Date for Securities of such series shall be payable to [Euroclear and CEDEL S.A.] on such

Interest Payment Date upon delivery by [Euroclear and CEDEL S.A.] to the Trustee of a certificate or certificates in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary global Bearer Security on such Interest Payment Date and who have each delivered to [Euroclear or CEDEL S.A.], as the case may be, a certificate in the form set forth in Exhibit A to this Indenture. Any interest so received by [Euroclear and CEDEL S.A.] and not paid as herein provided shall be returned to the Trustee immediately prior to the expiration of two years after such Interest Payment Date in order to be repaid to the Company in accordance with Section 1003.

Section 305.     Registration, Registration of Transfer and Exchange.

                 The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and transfers of Registered Securities as herein provided.

                 Upon surrender for registration of transfer of any Registered Security at an office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of any authorized denominations and of a like aggregate principal amount.

                 At the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. A Holder of Registered Securities cannot have Bearer Securities issued in exchange for such Registered Securities.

                 At the option of the Holder of Bearer Securities of any series, such Bearer Securities may be exchanged for Registered Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Bearer Securities to be exchanged at any office or agency in a Place of Payment for that series, with all unmatured coupons and all matured coupons in default thereto appertaining. If the Holder of a Bearer Security is unable to produce any such unmatured coupon or coupons or matured coupon or coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing coupon or coupons, or the surrender of such missing coupon or coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to any Paying Agent any such missing coupon in respect of which such a payment shall have been made such Holder shall be entitled to receive from the Company the amount of such payment; provided, however, that, except as otherwise provided in Section 1002, interest represented by coupons shall be payable only upon presentation and surrender of those coupons at an office or agency located outside the United States. Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and like tenor after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the coupon relating to such Interest Payment Date or proposed date for payment, as the case may be, and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security but will be payable only to the Holder of such coupon when due in accordance with the provisions of this Indenture.

                 Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                 Every Registered Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

                 No service charge shall be made to the Holder for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906, 1107 or 1301 not involving any transfer.

                 Neither the Company nor the Trustee nor any agent of either shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1103 and ending at the close of business on (A) if Securities of the series are issuable only as Registered Securities, the day of the mailing of the relevant notice of redemption, and (B) if Securities of the series are issuable as Bearer Securities, the day of the first publication of the relevant notice of redemption, except that if Securities of the series are also issuable as Registered Securities and there is no such publication, the day of the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except the unredeemed portion of any Registered Security being redeemed in part or (iii) to exchange any Bearer Security so selected for redemption, except that such a Bearer Security may be exchanged for a Registered Security of that series and like tenor, provided that such Registered Security shall be simultaneously surrendered for redemption.

                 Notwithstanding any other provision in this Indenture, no registered Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such registered Global Security or any nominee thereof, and no such transfer may be registered, unless (i) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such registered Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (ii) the Company executes and delivers to the Trustee a Company Order that such registered Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (iii) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such registered Global Security or (iv) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 301. Notwithstanding any other provision in this Indenture, a registered Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Registered Securities registered only in the name or names of, such Person or Persons as the Depositary for such registered Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

                 Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a registered Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security.

Section 306.     Mutilated, Destroyed, Lost and Stolen Securities.

                 If any mutilated Security or a Security with a mutilated coupon appertaining thereto is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to the surrendered Security.

                 If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security or coupon appertaining thereto and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security or coupon has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for the Security to which a destroyed, lost or stolen coupon appertains (with all appurtenant coupons not destroyed, lost or stolen), a new

Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding with coupons corresponding to the coupons, if any, appertaining to such destroyed, lost or stolen Security or to the Security to which such destroyed, lost or stolen coupon appertains.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security; provided, however, that the principal of and any premium in interest on Bearer Securities shall, except as otherwise provided in Section 1002, be payable only at an office or agency located outside the United States.

                 Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Security of any series with its coupons, if any, issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security or in exchange for a Security to which a destroyed, lost or stolen coupon appertains shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security and its coupons, if any, of the destroyed, lost or stolen coupons shall be at any time enforceable by anyone, and shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons.

Section 307.     Payment of Interest; Interest Rights Preserved.

                 Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Registered Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. Interest on any Bearer Security which is payable, and is punctually paid or duly provided for, on any Interest Payment date shall be paid to the bearer of the applicable coupon appertaining to such Bearer Security. Unless otherwise provided with respect to the Securities of any series, payment of interest may be made at the option of the Company (i) in the case of Registered Securities, by check mailed or delivered to the address of any Person entitled thereto as such address shall appear in the Security Register, or (ii) in the case of Bearer Securities, except as otherwise provided in Section 1002, upon presentation and surrender of the appropriate coupon appertaining thereto at an office or agency of the Company in a Place of Payment located outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                 (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                 (2) The Company may make payment of any Defaulted Interest on the Registered Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                [If applicable, insert the following paragraph.]

                 In the case of any Registered Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Registered Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Registered Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Upon a call for redemption by the Company, accrued and unpaid interest to the Redemption Date shall be payable with respect to Securities converted after the notice of redemption has been mailed and on or prior to the Redemption Date. Except as otherwise expressly provided in this paragraph, in the case of any Registered Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

Section 308.     Persons Deemed Owners.

                 Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of and principal of (and premium, if any) and (subject to Section 307) interest on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309.     Cancellation.

                 All Securities and coupons surrendered for payment, redemption, registration of transfer or exchange or conversion or for credit against any sinking fund shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Securities and matured coupons so delivered shall promptly be cancelled by the Trustee. All Bearer Securities and unmatured coupons so delivered shall be held by the Trustee and, upon instruction by a Company Order, shall be cancelled or held for reissuance. Bearer Securities and unmatured coupons held for reissuance may be reissued only in replacement of mutilated, lost, stolen or destroyed Bearer Securities of the same series and like tender or the related coupons pursuant to Section
306. All Bearer Securities and unmatured coupons held by the Trustee pending such cancellation of reissuance shall be deemed to be delivered to the Trustee for all purposes of this Indenture and the Securities. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order. The Company shall, within 120 days of a request therefor by the Trustee, deliver a Company Order directing the destruction of cancelled Securities. If the Company fails to respond to such a request within such 120-day period, the Trustee may destroy any or all cancelled Securities, in which case the Trustee shall deliver a certificate as to such destruction to the Company.

                 In the case of any temporary global Bearer Security, which shall be disposed of if the entire aggregate principal amount of the Securities represented thereby has been exchanged, the certificate of disposition shall state that all certificates required pursuant to Section 304 hereof, substantially in the form of Exhibit B hereto, to be given by [Euroclear or CEDEL S.A.], have been duly presented to the Trustee for such Securities by [Euroclear or CEDEL S.A.], as the case may be. Permanent Global Securities shall not be disposed of until exchanged in full for definitive Securities or until payment thereon is made in full.

Section 310.     Computation of Interest.

                 Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

Section 311.     CUSIP Number.

                 The Company in issuing the Securities may use a "CUSIP" number and, if so, the Trustee shall use the CUSIP number in any notices to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

Section 312.     Book-Entry Provisions for Global Security.

                 (a) The Global Security initially shall be registered in the name of the Depositary for such Global Security or the nominee of such Depositary and be delivered to the Trustee as custodian for such Depositary.

                 (b) Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

                 (c) Transfers of the Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred in accordance with the rules and procedures of the Depositary. As soon as practicable Permanent Global Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Security if, and only if, either (1) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, or (2) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Permanent Global Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Permanent Global Securities within 30 days of such request).

                 (d) In connection with the transfer of the entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner or Agent Member identified by the Depositary, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Permanent Global Securities of authorized denominations.

                 (e) The beneficial owners of the Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 401.     Satisfaction and Discharge of Indenture.

                 This Indenture shall cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                 (1)      either

                          (A)  all Securities of a series theretofore
                 authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived as provided in Section 305,
                 (ii) Securities and coupons which have been destroyed, lost or stolen and which have been replaced or paid as provided in
                 Section 306, (iii) coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 1106, (iv) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (v) Securities and coupons for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (B) all such Securities not theretofore delivered to the Trustee for cancellation

                                  (i)      have become due and payable, or

                                  (ii) will become due and payable at their Stated Maturity within one year, or


                                  (iii)    are to be called for redemption
                          within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                 and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities and coupons appertaining thereto, if any, not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities and coupons appertaining thereto, if any, which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                 (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

Section 402.     Application of Trust Money.

                 Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons (if any) and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee. All moneys deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities and coupons appertaining thereto, if any, subsequently converted shall be returned to the Company upon Company Request.

Section 403.     Reinstatement.

                 If the Trustee or Paying Agent is unable to apply any money deposited with respect to Securities of any series in accordance with Section 401 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture with respect to the Securities of such series and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to
Section 401 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 401; provided, however, that if the Company has made any payment of principal of (or premium, if any) or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.


                                  ARTICLE FIVE

                                    REMEDIES

Section 501.     Events of Default.

                 "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Fourteen or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (1) default in the payment of any interest upon any Security of that series when it becomes due and payable, whether or not such payment is prohibited by the provisions of Article Fourteen, and continuance of such default for a period of 30 days;

                 (2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, whether or not such payment is prohibited by the provisions of Article Fourteen;

                 (3) default in the payment of any sinking fund payment, when and as due by the terms of a Security of that series;

                 (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                 (5) default under any instrument or other evidence of indebtedness for money borrowed, or under any guarantee of payment by the Company or any Restricted Subsidiary of indebtedness for money borrowed, whether such indebtedness or guarantee now exists or shall hereafter be created, which default extends beyond any period of grace provided with respect thereto and which default relates to (a) the obligation to pay the principal of or interest on any such indebtedness or guarantee or (b) an obligation other than the obligation to pay the principal of or interest on any such indebtedness, if the effect of such event of default is to cause the acceleration of a principal amount of such indebtedness; provided, however, that no default under this Section 501(5) shall exist if all such defaults do not relate to such indebtedness or such guarantees with an aggregate principal amount in excess of 5% of Consolidated Net Tangible Assets; and provided further, that if any such event of default has been cured or waived and any acceleration with respect thereto rescinded, or if such other indebtedness has been repaid or otherwise discharged, the Event of Default arising under this Section 501(5) by virtue thereof shall not be deemed to have occurred and any acceleration under this Section 501(5) pursuant to Section 502 hereof shall ipso facto be rescinded so long as such rescission does not conflict with any judgment or decree;

                 (6) the entry by a court having jurisdiction in the premises of (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (b) a decree or order adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (7) the commencement by the Company or any Restricted Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Restricted Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Restricted Subsidiary in furtherance of any such action.

Section 502.     Acceleration of Maturity; Rescission and Annulment.

                 If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all the Securities of that series and the interest accrued thereon to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and upon any such declaration such principal and interest shall become immediately due and payable.

                 At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                 (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                          (A) all overdue interest on all Securities and coupons appertaining thereto, if any, of that series,

                          (B) the principal of (and premium, if any, on) any Securities and coupons appertaining thereto, if any, of that series, which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities and coupons appertaining thereto, if any, of that series, and

                          (D) all sums paid or advanced or liabilities incurred by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

                 and

                 (2) all Events of Default, other than the nonpayment of the principal of Securities and coupons appertaining thereto, if any, of that series, which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.     Collection of Indebtedness and Suits for Enforcement by
                 Trustee.

                 The Company covenants that if

                 (1) default is made in the payment of any interest on any Security and coupons appertaining thereto, if any, when such interest becomes due and payable and such default continues for a period of 30 days, or

                 (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount then due and payable on such Securities and coupons for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                 If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities and any related coupons of such series by such appropriate judicial proceedings as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.     Trustee May File Proofs of Claim.

                 In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities, subject to the provisions of Article Fourteen, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, subject to the provisions of Article Fourteen, and

                 (ii) subject to the provisions of Article Fourteen, to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.     Trustee May Enforce Claims Without Possession of Securities.

                 All rights of action and claims under this Indenture or the Securities or coupons may be prosecuted and enforced by the Trustee without the possession of any of the Securities or coupons or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities or coupons in respect of which such judgment has been recovered. In any such proceeding brought by the Trustee, the Trustee shall be deemed to represent all Holders without the necessity of joining any Holders as parties.

Section 506.     Application of Money Collected.

                 Subject to Article Fourteen, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities or coupons and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST: To the payment of all costs and expenses in connection with the collection of such money and to the payment of all amounts due the Trustee under Section 607; and

                 SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities and coupons for principal (and premium, if any) and interest, respectively.

Section 507.     Limitation on Suits.

                 No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee or for any other remedy hereunder, unless

                 (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of that series;

                 (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (4) the Trustee for 60 days after its receipt of such notice, request and offer and, if requested, provision of indemnity has failed to institute any such proceeding; and

                 (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

Section 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert.

                 Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, subject to the subordination provisions in Article Fourteen, to receive payment of the principal of (and premium, if any) and (subject to Section 307) interest on such Security or such coupon on the respective Stated Maturities expressed in such Security or such coupon (or, in the case of redemption, on the Redemption Date) and to convert such Security or such coupon in accordance with Article Thirteen and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

Section 509.     Restoration of Rights and Remedies.

                 If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.     Rights and Remedies Cumulative.

                 Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities or coupons in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.     Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any Holder of any Security or coupon to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.     Control by Holders.

                 The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the Securities of that series, provided that

                 (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                 (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                 (3) subject to the provisions of Section 601, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would involve the Trustee in personal liability or would be unduly prejudicial to Holders not joining in such direction.

                 This Section 512 shall be in lieu of Section 316(a)(1)(A) of the Trust Indenture Act and said Section 316(a)(1)(A) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 513.     Waiver of Past Defaults.

                 The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder and its consequences, except a default

                 (1) in the payment of the principal of (or premium, if any) or interest on any Security of such series, or

                 (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. This
Section 513 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and said Section 316(a)(1)(B) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 514.     Undertaking for Costs.

                 All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security of that series on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article Thirteen. This Section 514 shall be in lieu of Section 315(e) of the Trust Indenture Act and said Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the Trust Indenture Act.

Section 515.     Waiver of Stay or Extension Laws.

                 The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE SIX

                                  THE TRUSTEE

Section 601.     Certain Duties and Responsibilities.

                 The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.     Notice of Defaults.

                 The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 603.     Certain Rights of Trustee.

                 Subject to the provisions of Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney; and

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 604.     Not Responsible for Recitals or Issuance of Securities.

                 The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, or of any supplemental indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.     May Hold Securities.

                 The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and coupons and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.     Money Held in Trust.

                 Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607.     Compensation and Reimbursement.

                 The Company agrees

                 (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                 (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                 As security for the performance of the obligations of the Company under this Section the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of, premium, if any, or interest on particular Securities.

                 When the Trustee incurs expenses or renders services after an Event of Default specified in Section 501(6) or (7) occurs, the expenses (including the reasonable charges and expenses of its agents, attorneys and counsel) and the compensation for services shall be preferred over the status of the Holders in any reorganization or similar proceeding and are intended to constitute expenses of administration under any reorganization, bankruptcy or similar law.

Section 608.     Disqualification; Conflicting Interests.

                 If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. In the event that such Trustee fails to comply with the provisions of this Section 608, Trustee shall, within ten days after failing to comply with this Section 608, transmit notice of such failure to the Indenture Security Holders in the manner and to the extent provided for in Section 601.

Section 609.     Corporate Trustee Required; Eligibility.

                 There shall at all times be a Trustee hereunder which shall be a corporation or other Person that is qualified and eligible pursuant to the Trust Indenture Act to act as such, has an office or agency in the Borough of Manhattan, The City of New York, and has a combined capital and surplus of at least $50,000,000 (or is a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $50,000,000). If such corporation or other Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. No obligor upon any Securities issued under this Indenture or person directly or indirectly controlling, controlled by or under common control with such obligor shall serve as Trustee under this Indenture.

Section 610.     Resignation and Removal; Appointment of Successor.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under
Section 611.

                 (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities specifying such removal, delivered to the Trustee and to the Company.

                 (d)      If at any time:

                          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                          (2)     the Trustee shall cease to be eligible under
                 Section 609 and shall fail to resign after written request therefor by the Company or by any such bona fide Holder described in (d)(1) above, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 611.     Acceptance of Appointment by Successor.

                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.     Merger, Conversion, Consolidation or Succession to Business.

                 Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.     Preferential Collection of Claims Against Company.

                 If and when the Trustee shall be or become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.     Appointment of Authenticating Agent.

                 The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 (or being a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $50,000,000) and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving 30 days' written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving 30 days' written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.

                 If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

                 This is one of the Securities of the series described in the within-mentioned Indenture.

                                [INDENTURE TRUSTEE],
                                     As Trustee


                                By
                                   -------------------------------------------
                                         As Authenticating Agent


                                By
                                   -------------------------------------------
                                         Authorized Officer


                                ARTICLE SEVEN

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

Section 701.     Company to Furnish Trustee Names and Addresses of Holders.

                 The Company will furnish or cause to be furnished to the
Trustee:

                 (a) semiannually, not more than 15 days after each Regular Record Date, a list for each series of Securities, in such form as the Trustee may reasonably require, of all information in the possession or control of the Company, or its paying agents, as to the names and addresses of the Holders as of such Regular Record Date, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702.     Preservation of Information; Communications To Holders.

                 (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                 (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

                 (c) Every Holder of Securities or coupons, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.     Reports by Trustee.

                 (a) The Trustee shall transmit to Holders of Registered Securities such reports concerning the Trustee and its actions under this Indenture as may be required under this Indenture and pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. Reports so required to be transmitted at stated intervals of not more than 12 months shall be transmitted no later than May 15 of each year, commencing with the May 15 first following the issuance of the Securities.

                 (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.

Section 704.     Reports by Company.

                 The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. In the event the Company is not subject to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company shall file with the Trustee (a) within 60 days after the end of each of the Company's first three fiscal quarters in each fiscal year, a report containing unaudited financial statements with respect to such fiscal quarter and (b) within 105 days after the end of the Company's fiscal year, a report containing audited financial statements with respect to such fiscal year.

                                 ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                               TRANSFER OR LEASE

Section 801.     Company May Consolidate, Etc., Only on Certain Terms.

                 The Company shall not consolidate with or merge into any other Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to the Company, unless:

                 (1) in case the Company shall consolidate with or merge into another Person or convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or otherwise, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation or other similar legal entity, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 1306;

                 (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

                 (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.     Successor Corporation Substituted.

                 Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities and coupons.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

Section 901.     Supplemental Indentures Without Consent of Holders.

                 Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

                 (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities and any coupons appertaining thereto (and if such covenants are to be for the benefit of less than all series of Securities and any coupons appertaining thereto, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                 (3)      to add any additional Events of Default; or

                 (4) to add to or change any of the provisions of this Indenture to provide that Bearer Securities may be registerable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of Securities in uncertificated form; or

                 (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (A) shall either (i) apply to any Security and coupons appertaining thereto, if any, of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provisions nor (ii) modify the rights of the Holder of any such Security and coupons appertaining thereto, if any, with respect to such provision or (B) shall become effective only when there is no such Security or coupons appertaining thereto, Outstanding; or

                 (6) to secure the Securities and coupons appertaining thereto, if any, pursuant to the requirements of Article Ten or otherwise; or

                 (7) to establish the form or terms of Securities and coupons appertaining thereto, if any, of any series as permitted by Sections 201 and 301; or

                 (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or

                 (9) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1306; or

                 (10) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action pursuant to this clause (10) shall not adversely affect the interests of the Holders in any material respect.

Section 902.     Supplemental Indentures With Consent of Holders.

                 With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities and coupons appertaining thereto, if any, of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                 (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change the Place of Payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
         Date), or adversely affect the right to convert any Security as provided in Article Thirteen (except as permitted by Section 901(3)), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

                 (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                 (3) modify any of the provisions of this Section, Section 513 or Section 1004, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

                 A supplemental indenture which changes or eliminates any covenants or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to effect the rights under this Indenture of the Holders of Securities of any other series.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any indenture supplemental hereto. If a record date is fixed, then those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such supplemental Indenture or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 903.     Execution of Supplemental Indentures.

                 In executing, or accepting any additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 904.     Effect of Supplemental Indentures.

                 Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.     Conformity with Trust Indenture Act.

                 Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 906.     Reference in Securities to Supplemental Indentures.

                 Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities and coupons appertaining thereto, if any, of such series.


                                  ARTICLE TEN

                                   COVENANTS

Section 1001.    Payment of Principal, Premium and Interest.

                 The Company will duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities or any coupons appertaining thereto. Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, any interest due on and payable with respect to Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several coupons for such interest installments, as are evidenced thereby as they severally mature.

Section 1002.    Maintenance of Office or Agency.

                 If Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for any such series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. If Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, the City of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange for Registered Securities, where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served and where Bearer Securities of that series and related coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Bearer Securities of that series and related coupons may be presented and surrendered for payment; provided, however, that if the Securities of that series are listed on the International Stock Exchange of the United Kingdom and the Republic of Ireland Limited, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, except that Bearer Securities of that series and the related coupons may be presented and surrendered for payment at the office of any Paying Agent for such series located outside the United States, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States, nor shall any payments be made in respect of Bearer Securities or coupons appertaining thereto pursuant to the presentation to the Company or its designated Paying Agents within the United States; provided, however, that, if the Securities of a series are denominated and payable in Dollars, payment of principal of and any premium and interest on any Bearer Security shall be made at the office of the Company's Paying Agent in The Borough of Manhattan, The City of New York, if (but only if) payment in Dollars of the full amount of such principal, premium or interest, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

                 The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.     Money for Security Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent with respect to any series of Securities and coupons appertaining thereto, if any, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for any series of Securities and coupons appertaining thereto, if any, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit in immediately available funds with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                  The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; and

                  (2) at any time during the continuance of any default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security and any coupons appertaining thereto, if any, shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, unless an applicable abandonment statute designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.     Existence.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if a transaction that would result in the termination of the Company's existence or any such right or franchise is permissible under Article Eight or if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1005.     Statement by Officers as to Default.

                  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, in each case ending after the date hereof, an Officers' Certificate, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company is not in default in the performance or observance of any of the terms, provisions and conditions hereof or, if a default or Event of Default shall have occurred, describing all such defaults or Events of Default of which he may have knowledge and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event.

Section 1006.     Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 1004, with respect to the Securities of any series, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 1101.     Applicability of Article.

                  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.     Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed and whether the Trustee is to give the notice of redemption. In case of redemption in whole, the Company shall notify the Trustee of such redemption at least 15 days prior to the date the notice of redemption is to be sent and whether the Trustee is to give such notice. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction.

Section 1103.     Selection by Trustee of Securities to Be Redeemed.

                  If less than all the Securities of any series are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method (including pro rata or by lot) as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of that series of a denomination larger than $1,000.

                  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

                  The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.     Notice of Redemption.

                  Notice of redemption shall be given in the manner provided in
Section 106; mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed.

                  All notices of redemption shall state:

                  (1)     the Redemption Date;

                  (2)     the Redemption Price;

                  (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed;

                  (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date;

                  (5) the conversion price, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

                  (6) the place or places where such Securities, together in the case of Bearer Securities with all coupons appertaining thereto, are to be surrendered for payment of the Redemption Price;

                  (7) that the redemption is for a sinking fund, if such is the case;

                  (8) that, unless otherwise specified in such notice, Bearer Securities of any series, if any, surrendered for redemption must be accompanied by all coupons appertaining thereto maturing subsequent to the date fixed for redemption or the amount of any such missing coupon or coupons will be deducted from the Redemption Price, or security or indemnity satisfactory to the Company, the Trustee and any Paying Agent is furnished; and

                  (9) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on such Redemption Date pursuant to Section 305 or otherwise, the last date, as determined by the Company, on which such exchanges may be made.

                  A notice of redemption as contemplated by Section 106 need not identify particular Registered Securities to be redeemed. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at Company Request, by the Trustee in the name and at the expense of the Company.

Section 1105.     Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in immediately available funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

                  If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to the right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

Section 1106.     Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest and the coupons for such interest appertaining to any Bearer Securities so to be redeemed, except to the extent provided below, shall be redeemed. Upon surrender of any such Security for redemption in accordance with said notice, together with all coupons appertaining thereto, if any, maturing after the Redemption Date, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as provided in Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307 and, provided further, that all payments on Bearer Securities shall be made only in the manner provided in
Section 1002 for payments on Bearer Securities.

                  If any Bearer Security surrendered for redemption shall not be accompanied by all appurtenant coupons appertaining thereto maturing after the Redemption Date, such Security may be paid after deducting from the Redemption Price an amount equal to the face amount of all such missing coupons appertaining thereto, or the surrender of such missing coupon or coupons appertaining thereto may be waived by the Company and the Trustee if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Security shall surrender to the Trustee or any Paying Agent any such missing coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deduction; provided, however, that interest represented by coupon appertaining thereto shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 1002) and, unless otherwise specified as contemplated by Section 301, only upon presentation and surrender of those coupons appertaining thereto.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

Section 1107.     Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 1108.     Purchase of Securities.

                  Unless otherwise specified as contemplated by Section 301, the Company and any Affiliate of the Company may at any time purchase or otherwise acquire Securities or coupons appertaining thereto in the open market or by private agreement; provided that purchases or other acquisitions of Bearer Securities or coupons appertaining thereto by the Company or any Affiliate of the Company may be made only outside the United States, and payments therefor may be made only upon surrender of such Bearer Securities or coupons appertaining thereto at a location outside the United States and only in the manner provided for payments on Bearer Securities in Section 1002. Such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities or coupons appertaining thereto. Any Securities or coupons appertaining thereto purchased or acquired by the Company may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed satisfied.
Section 309 shall apply to all Securities and coupons so delivered.

Section 1109.  Effect of Notice of Redemption.

                  Once notice of redemption is mailed, the Securities called for redemption become due and payable on the specified Redemption Date at the Redemption price.

                                 ARTICLE TWELVE

                                 SINKING FUNDS

Section 1201.     Applicability of Article.

                  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

                  The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the term of Securities of such series.

Section 1202.     Satisfaction of Sinking Fund Payments with Securities.

                  The Company (1) may deliver Outstanding Securities of a series (other than any previously called of redemption), together in the case for any Bearer Securities of such series with all unmatured coupons appertaining thereto, and (2) may apply as a credit Securities of a series which have been converted pursuant to Article Thirteen or which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1203.     Redemption of Securities for Sinking Fund.

                  Not less than 60 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 30 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                                ARTICLE THIRTEEN

                            CONVERSION OF SECURITIES

Section 1301.     Applicability; Conversion Privilege and Conversion Price.

         Securities of any series which are convertible into Common Stock of the Company shall be convertible in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

         Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the outstanding principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on the date specified for Securities of such series. In case a Security or portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Security or portion so called shall expire at the close of business on the _______ calendar day before the Redemption Date, unless the Company defaults in making the payment due upon redemption.

         The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be the price specified in relation to Securities of such series pursuant to Section 301. The conversion price shall be adjusted in certain instances as provided in this Article.

Section 1302.     Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Company (which shall be substantially in the form set forth in Section 203) at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in ____________ funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Subject to the provisions of Section 307 relating to the payment of

Defaulted Interest by the Company, the interest payment with respect to a Security called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Security at the close of business on such Regular Record Date notwithstanding the conversion of such Security after such Regular Record Date and prior to such Interest Payment Date, and the Holder converting such Security need not include a payment of such interest payment amount upon surrender of such Security for conversion. Except as provided in the preceding sentence and subject to the final paragraph of Section 307 no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

         Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1303.

         In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

Section 1303.     Fractions of Shares.

         No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the daily closing price per share of Common Stock (consistent with Section 1304(f) below) at the close of business on the day of conversion.

Section 1304.     Adjustment of Conversion Price.

         (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

         (b) In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (f) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants (other than pursuant to a dividend reinvestment plan), the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

         (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (d) In case the Company, by dividend or otherwise, shall distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, any dividend or distribution paid in cash out of the earned surplus of the Company and any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (6) of this Section) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall all be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution. If after the Distribution Date (the "Distribution Date"), as defined in __________________, dated as of __________________, between the Company and _______________________, as in effect on the date hereof (the "Rights Agreement"), converting Holders of the Securities are not entitled to receive the Rights, as defined in the Rights Agreement, which would otherwise be attributable (but for the date of conversion) to the shares of Common Stock received upon such conversion, then adjustment of the conversion price shall be made under the preceding sentence as if the Rights were then being distributed to holders of the Company's Common Stock. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event. However, it is hereby agreed that the Company may elect to amend the provisions presently applicable to the Rights so that each share of Common Stock issuable upon conversion of the Securities, whether or not issued after the Distribution Date for such Rights, will be accompanied by the Rights which would otherwise be attributable (but for the date of conversion) to such shares of Common Stock, in which event the preceding two sentences will not apply.

         (e) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1311 applies) shall be deemed to involve (A) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph
                  (d) of this Section), and (B) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, such "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

         (f)      For the purpose of any computation under paragraphs (b) and
                  (d) of this Section, the current market price per share of Common Stock on any day shall be deemed to be the average of the daily closing prices for the five consecutive trading days (i.e., Business Days on which the Common Stock is traded) selected by the Board of Directors commencing not more than 20 trading days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution, requiring such computation. For this purpose, the term "`ex' date," when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on the applicable exchange or in the applicable market without the right to receive such issuance or distribution. The closing price for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

         (g) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (a), (b), (c) and
                  (d) of this Section, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reasons. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (g) and its actions in so doing shall be final and conclusive.

         (h) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least one percent in such conversion price; provided, however, that any adjustments which by reason of this paragraph (h) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

Section 1305.     Notice of Adjustments of Conversion Price.

         Whenever the conversion price is adjusted as herein provided:

         (a) the Company shall compute the adjusted conversion price in accordance with Section 1504 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

         (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

Section 1306.     Notice of Certain Corporate Action.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

         (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

         (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in Clauses (a) through (d) of this
                  Section 1306. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

                  Not less than seven days prior to the Distribution Date (as defined in Section 1304(d)), the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, a notice stating the date on which the Distribution Date is to occur, and briefly describing the import thereof. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in the Rights Agreement (as defined in Section 1304(d)). If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

Section 1307.     Company to Reserve Common Stock.

         The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 1308.     Taxes on Conversions.

         The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

Section 1309.     Covenant as to Common Stock.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable and, except as provided in Section 1408, the Company will pay all taxes, liens and charges with respect to the issue thereof.

Section 1310.     Cancellation of Converted Securities.

         All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

Section 1311.     Provisions in Case of Consolidation, Merger or Sale of
Assets.

         In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each convertible Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1301, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

Section 1312.     Responsibility of Trustee.

         Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any fact exists which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the registration, validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue or transfer or deliver any Common Stock or stock certificates or other securities or property or to make any cash payment upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Thirteen.


                                ARTICLE FOURTEEN

                          SUBORDINATION OF SECURITIES

Section 1401.     Securities Subordinate to Senior Indebtedness.

                  The Company covenants and agrees, and each Holder of a Security or coupon by his acceptance thereof likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities and the payment of any coupon are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

Section 1402.     Payment Over of Proceeds Upon Dissolution, Etc.

                  Upon any distribution of assets of the Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provisions shall be made for such payment in money or money's worth, before the Holders of the Securities or coupons appertaining thereto are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities or the payment of the coupon amounts appertaining thereto, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities or coupons appertaining thereto in any such case, proceeding, dissolution, liquidation or other winding up or event.

                  In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security or coupons appertaining thereto shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee, or, as the case may be, such Holder, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Article with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article Eight.

Section 1403. Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

                  In the event that any Securities or any coupons appertaining thereto are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities or any coupons appertaining thereto so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities or any coupons appertaining thereto are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities or any coupons appertaining thereto) by the Company on account of the principal of (or premium, if any) or interest on the Securities or any coupons appertaining thereto or on account of the purchase or other acquisition of Securities or any coupons appertaining thereto.

                  In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities or any coupons appertaining thereto prohibited by the foregoing provisions of this Section, and if such facts shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

                  The provisions of this Section shall not apply to any payment with respect to which Section 1402 would be applicable.

Section 1404.     No Payment When Senior Indebtedness in Default.

                  (a) In the event and during the continuation of any default in the payment of principal (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default; then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities and any coupons appertaining thereto) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities and any coupons appertaining thereto; provided, however, that nothing in this Section shall prevent the satisfaction of any sinking fund payment in accordance with Article Twelve by delivering and crediting pursuant to Section 1202 Securities and any coupons appertaining thereto which have been acquired (upon redemption or otherwise) prior to such default or which have been converted pursuant to Article Thirteen.

                  In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security and any coupons appertaining thereto prohibited by the foregoing provisions of this Section, and if such fact shall then have been made known to the Trustee or, as the case may be, such Holder, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

                  The provisions of this Section shall not apply to any payment with respect to which Section 1402 would be applicable.

Section 1405.     Payment Permitted if No Knowledge of Default.

                  Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any insolvency or bankruptcy case or proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1402 or under the conditions described in
Section 1403 or 1404, from making payments at any time of principal of (and premium, if any) or interest on the Securities, or (b) the application by the Trustee or the retention thereof by the Holders of any money deposited with it hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities if, at the time of such application, a Responsible Officer of the Trustee had not received written notice of any event that would have prohibited such payment under the provisions of this Article.

Section 1406.     Subrogation to Rights of Holders of Senior Indebtedness.

                  Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities and any coupons appertaining thereto shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities and any coupons appertaining thereto shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities and any coupons appertaining thereto or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the Company or to the holders of Senior Indebtedness by Holders of the Securities and any coupons appertaining thereto or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities and any coupons appertaining thereto, be deemed to be a payment or distribution by the Company to or on account of the Securities and any coupons appertaining thereto.

Section 1407.     Provisions Solely to Define Relative Rights.

                  The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities and any coupons appertaining thereto, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors and the Holders of the Securities and any coupons appertaining thereto, the obligation of the Company, which is absolute and unconditional, and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company, to pay to the Holders of the Securities and any coupons appertaining thereto the principal of (and premium, if any) and interest on the Securities and any coupons appertaining thereto as and when the same shall become due and payable in accordance with their terms, or (b) affect the relative rights against the Company of the Holders of the Securities and any coupons appertaining thereto and creditors of the Company other than the holders of Senior Indebtedness, or (c) prevent the Trustee or the Holder of any Security and any coupons appertaining thereto from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

Section 1408.     Trustee to Effectuate Subordination.

                  Each Holder of a Security and any coupons appertaining thereto by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 1409.     No Waiver of Subordination Provisions.

                  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities and any coupons appertaining thereto, without incurring responsibility to the Holders of the Securities and any coupons appertaining thereto and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities and any coupons appertaining thereto to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

Section 1410.     Notice to Trustee.

                  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities and any coupons appertaining thereto. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities and any coupons appertaining thereto, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including without limitation, the payment of the principal of, and premium, if any, or interest on any Security and any coupons appertaining thereto), the notice with respect to such money provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

                  Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 1411.     Reliance on Judicial Order or Certificate of Liquidating
                  Agent.

                  Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities and any coupons appertaining thereto shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities and any coupons appertaining thereto, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pursuant thereto or to this Article.

Section 1412.     Trustee Not Fiduciary for Holders of Senior Indebtedness.

                  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities and any coupons appertaining thereto or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

Section 1413. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

                  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                  Nothing in this Article shall apply to claims of, or payments to, the Trustee or any predecessor Trustee under or pursuant to Section 607.

Section 1414.     Article Applicable to Paying Agents.

                  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1413 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 1415.     Certain Conversions Deemed Payment.

                  For the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article Thirteen shall not be deemed to constitute a payment or distribution on account of the principal of or premium or interest on Securities and any coupons appertaining thereto or on account of the purchase or other acquisition of Securities and any coupons appertaining thereto, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section, the term "junior securities" means (a) shares of any stock of any class of the Company and (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article or elsewhere in this Indenture or in the Securities or coupons is intended to or shall impair, as among the Company, its creditors, other than holders of Senior Indebtedness and the Holders of the Securities and any coupons appertaining thereto, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article Thirteen.

Section 1416.     Trust Moneys Not Subordinated.

                  Notwithstanding anything contained herein to the contrary, payments from moneys or the proceeds of U.S. Government Obligations held in trust under Article Fifteen by the Trustee for the payment of principal of, premium, if any, and interest on the Securities or any coupon appertaining thereto from the date of deposit (if made in compliance with this Indenture) shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restraints set forth in this Article, and one of the Holders of Securities or any coupons appertaining thereto shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.


                                ARTICLE FIFTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1501.     Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may elect, at its option by Board Resolution at any time, to have either Section 1502 or Section 1503 applied to the Outstanding Securities of any series designated pursuant to Section 301 as being defeasible pursuant to this Article Fifteen (hereinafter called a "Defeasible Series"), upon compliance with the conditions set forth below in this Article Fifteen; provided that Section 1502 shall not apply to any series of Securities that is convertible into Common Stock as provided in Article Thirteen or convertible into or exchangeable for any other securities pursuant to Section 301(l).

Section 1502.     Defeasance and Discharge.

                  Upon the Company's exercise of the option provided in Section 1501 to have this Section 1502 applied to the Outstanding Securities of any Defeasible Series and subject to the proviso to Section 1502, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1504 are satisfied (hereinafter called "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the right of Holders of Securities of such series to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (2) the Company's obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article Fifteen. Subject to compliance with this Article Fifteen, the Company may exercise its option provided in Section 1501 to have this Section 1502 applied to the Outstanding Securities of any Defeasible Series notwithstanding the prior exercise of its option provided in Section 1501 to have Section 1503 applied to the Outstanding Securities of such series.

Section 1503.     Covenant Defeasance.

                  Upon the Company's exercise of the option provided in Section 1501 to have this Section 1503 applied to the Outstanding Securities of any Defeasible Series, (1) the Company shall be released from its obligations under Sections 1004, and Section 801, and (2) the occurrence of any event specified in Sections 503(3), 501(4) (with respect to any of Sections 1004, and Section 801, 501(5) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in
Section 1504 are satisfied (hereinafter called "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 1504.     Conditions to Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either Section 1502 or Section 1503 to the Outstanding Securities of any Defeasible Series:

                  (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article Fifteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) money in an amount, or (B) U.S. Government Obligations that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series. As used herein, "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or
         (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of

         America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any U.S. Government Obligation specified in Clause (x) and held by such custodian for the account of the holder of such depository receipt, or with respect to any specific payment of principal of or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (b) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date first set forth hereinabove, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

                  (c) In the case of an election under Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

                  (d) The Company, shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                  (e) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

                  (f) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

                  (g) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                  (h) The Company, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

                  (i) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be qualified under such Act or exempt from regulation thereunder.

Section 1505. Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1506, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1504 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

                  Anything in this Article Fifteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1504 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance with respect to the Securities of such series.

Section 1506.     Reinstatement.

                  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Fifteen with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Fifteen with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1505 with respect to Securities of such series in accordance with this Article Fifteen; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such Series to receive such payment from the money so held in trust.


                                    * * * *


                  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                          NOBLE AFFILIATES, INC.



[CORPORATE SEAL]                           By
                                              ---------------------------------
                                              Name:
                                                   ----------------------------
                                              Title:
                                                    ---------------------------


Attest:



-----------------------



                                           [INDENTURE TRUSTEE],
                                                as Trustee



[CORPORATE SEAL]                           By
                                              ---------------------------------



Attest:



-----------------------

STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )


                  On the ___ day of __________, before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he is __________________ of ___________________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


[NOTARIAL SEAL]
                                                   ----------------------------
                                                   Notary Public
                                                   My commission expires

                                                   ----------------------------



STATE OF TEXAS    )
                  )
COUNTY OF DALLAS  )


                  On the ___ day of _______, before me personally came ____________________, to me known, who, being by me duly sworn, did depose and say that he is an authorized signatory of ______________________ of ____________________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the board of directors of said corporation, and that he signed his name thereto by like authority.



[NOTARIAL SEAL]
                                                   ----------------------------
                                                   Notary Public
                                                   My commission expires

                                                   ----------------------------

                                   EXHIBIT A

                           FORM OF CERTIFICATE TO BE
               GIVEN BY OWNER OF SECURITY OR BENEFICIAL OWNER OF
                         INTEREST IN A GLOBAL SECURITY

                             NOBLE AFFILIATES, INC.

                              TITLE OF SECURITIES

                               (THE "SECURITIES")

         This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities that are held by the undersigned or held by you for the account of the undersigned (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) are owned by United States persons(s) that (A) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (B) acquired Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (A) or (B), each such United States financial institution hereby certifies, on its own behalf or through its agent, that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possession.

         If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, (i) in the case of debt securities, the Securities are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act; or (ii) in the case of equity securities, the Securities are owned by (x) non-U.S. person(s) (and such person(s) are not acquiring the Securities for the account or benefit of U.S. person(s)) or (y) U.S. person(s) who purchased the Securities in a transaction which did not require registration under the Act. If this certification is being delivered in connection with the exercise of warrants pursuant to Section 230.902(m) of Regulation S under the Act, then this is further to certify that, except as set forth below, the Securities are being exercised by and on behalf on non-U.S. person(s). As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

         As used herein, "United States" means the United States of America (including the States and District of Columbia); and its "possessions" including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

         We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

         This certification excepts and does not related to $___________ of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise or any rights or collection of any interest) cannot be made until we do so certify.

         We understand that this certification is required in Connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

* Date:  __________________

                  NAME OF PERSON MAKING CERTIFICATION

By:               ___________________________________________
                  As, or as Agent for, the beneficial owner(s) of the Securities to which this Certificate relates

By:               ___________________________________________
                  As, or as Agent for, the financial institution (if any) through which a United States Person acquired the Securities to which this Certificate relates

* To be dated no earlier than the Certification Date.

                                   EXHIBIT B

                       FORM OF CERTIFICATION TO BE GIVEN
                          BY [EUROCLEAR OR CEDEL S.A.]

                             NOBLE AFFILIATES, INC.

                              TITLE OF SECURITIES

                               (THE "SECURITIES")

         This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") substantially to the effect set forth in the Indenture, dated as of __________________________________, between Noble Affiliates, Inc. and
______________________, as of the date hereof, _____________ principal amount of the above captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (A) are foreign branches of Unites States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (B) acquired Securities through foreign branches of Unites States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (A) or (B), each such United States financial institution has certified, on its own behalf or through its agent, that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that the United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

         If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organizations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the Indenture.

         We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

         We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification or a copy hereof to any interest party in such proceedings.


Dated: ___________________
(dated the Exchange Date or the Interest Payment Date)


as operator of [the Euroclear System CEDEL S.A.]

By:  ___________________________________________
Name:___________________________________________
Title:__________________________________________